Exhibit 99.1
Planet Reports Financial Results for Second Quarter of Fiscal Year 2026
Delivered Record Revenue in Q2 of $73.4 million, Up +20% YoY
Increased RPOs +516% YoY to $690.1 Million; Backlog +245% YoY to $736.1 Million
Generated $85.1 Million of Year-to-Date Net Cash Provided by Operating Activities
Delivered Year-to-Date Positive Free Cash Flow of $54.3 Million
Successfully Launched 2 High Resolution Pelican Satellites

San Francisco, CA – September 8, 2025 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for the period ended July 31, 2025.

“Our second quarter results demonstrate incredibly strong momentum across our business, with record revenue and substantial growth in our backlog. The increased demand for our unique Earth intelligence, highlighted by pivotal contracts including one in collaboration with the German government, one with NATO, and others with the U.S. Department of Defense, underscores the critical role Planet plays in addressing global challenges and supporting peace and security,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “We are continuing to innovate with the recent launch of two additional next-generation Pelican satellites, with more on the horizon, reinforcing our commitment to delivering the most comprehensive and timely data and insights to our customers worldwide.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We delivered record revenue, our third quarter of adjusted EBITDA profitability, and our second quarter of positive free cash flow.” Ms. Johnson continued, “We are pleased to see our investments in the business start to generate meaningful revenue growth rate acceleration and our significant backlog gives us good visibility into FY’27 and beyond. Turning to the balance sheet, we ended the quarter with approximately $271.5 million of cash, cash equivalents, and short-term investments, an increase of approximately $45.4 million sequentially.”

Second Quarter of Fiscal Year 2026 Financial and Key Metric Highlights:
•Second quarter revenue increased 20% year-over-year to a record $73.4 million.
•Percent of recurring annual contract value (ACV) for the second quarter was 98%.
•Second quarter gross margin was 58%, compared to 53% in the second quarter of fiscal year 2025. Second quarter non-GAAP gross margin was 61%, compared to 58% in the second quarter of fiscal year 2025.
•Second quarter net loss was ($22.6) million, compared to ($38.7) million in the second quarter of fiscal year 2025.
•Second quarter adjusted EBITDA was $6.4 million of profit, compared to a ($4.4) million loss in the second quarter of fiscal year 2025.
•Second quarter GAAP net loss per share was ($0.07) and non-GAAP net loss per share was ($0.03).
•Year-to-date net cash provided by operating activities was $85.1 million, and year-to-date free cash flow was $54.3 million.
•Ended the quarter with $271.5 million in cash, cash equivalents and short-term investments.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships
•U.S. Department of Defense: The Defense Innovation Unit (DIU), part of the U.S. DoD, exercised a seven-figure option under its existing Hybrid Space Architecture (HSA) pilot with Planet. This option expands the capacity of the DIU pilot announced by Planet on July 1, 2025, which is designed to deliver vital indications and warnings. The short-term contract demonstrates how customers can leverage Planet data to monitor sites of strategic interest for critical changes and threats.
•U.S. National Reconnaissance Office: The NRO has expanded its contract with Planet under the Electro-Optical Commercial Layer (EOCL) program, to include PlanetScope monitoring and Maritime Domain Awareness in support of national security, counternarcotics, and disaster response efforts. This award is incremental to the contract option announced in July, which extended Planet's provision of daily monitoring and high-resolution tasking data, maintaining its prior EOCL performance level from June through October 2025.
•United Kingdom Rural Payments Agency: Planet signed a renewal with the UK RPA. Under this seven figure ACV, multi-year agreement, the UK government will use Planet's data to support its Environmental Land Management scheme, which involves countrywide monitoring of a wide range of environmental and agricultural features. This deal was won with Planet partner Earth-i.
•SwissRe: Planet is continuing to partner with SwissRe, a leading global reinsurer, for innovative drought insurance solutions. As part of this relationship, SwissRe leveraged PlanetScope and NDVI data to create a new drought insurance policy in Syria that provided early assistance to nearly 120,000 people and resulted in a multi-million dollar payout, demonstrating the power of Planet data in addressing food and essential needs in crisis situations.
•Farmdar: Planet announced a new six-figure ACV contract with Farmdar, a global agriculture technology company. Through this contract, Farmdar has access to Planet’s deep archive of PlanetScope data, including Planet Basemaps, to inform its crop insights platform, enabling more precise crop detection, geographical boundary identification, and arable land mapping.

As previously announced in July, Planet closed significant deals including with the U.S. Navy, NATO, and a satellite services agreement funded by the German government.
•German-Funded Satellite Services: Planet secured a pivotal €240 million multi-year satellite services contract in support of European peace and security. The contract, which includes a large renewal component, will provide dedicated capacity and direct downlink services on Planet's Pelican satellites, alongside access to PlanetScope and SkySat data and AI-enabled solutions for enhanced situational and maritime domain awareness. This agreement reinforces Planet's position as a trusted partner and is a powerful reflection of the growing demand for our capabilities in a rapidly changing geopolitical landscape. Planet expects to begin recognizing revenue from this contract in January 2026, ramping up over several years.
•NATO: Allied Command Transformation, NATO’s Strategic Warfare Development Command, selected Planet for a landmark investment to deliver persistent space-based surveillance and enhanced indications and warnings capabilities. This agreement reinforces NATO's commitment to maintaining a technological edge through advanced daily monitoring. The contract solidifies Planet’s position as a trusted and essential partner for customers seeking to bolster their strategic capabilities in a rapidly changing geopolitical landscape.
•U.S. Navy: Planet signed a seven-figure expansion with the U.S. Navy to provide Maritime Domain Awareness over the Pacific Ocean region.

New Technologies and Products
•Successfully Launched 2 High Resolution Pelican Satellites: On August 26, 2025, Planet’s next generation high-resolution satellites were launched to orbit aboard a SpaceX launch vehicle. Planet has successfully contacted Pelican-3 and -4 and they are now undergoing commissioning.
•Tanager One Year Anniversary: Planet celebrated the one year anniversary of the launch of the Tanager-1 satellite. To date, Planet’s partner Carbon Mapper has leveraged Tanager’s powerful data set to detect more than 5,500 methane and CO2 plumes from over 3,000 thousand sources. Tanager is made possible by the Carbon Mapper Coalition, a philanthropically-funded, public-private partnership which also includes NASA JPL.

Financial Outlook

For the third quarter of fiscal year 2026, ending October 31, 2025, Planet expects revenue to be in the range of approximately $71 million to $74 million. Non-GAAP gross margin is expected to be in the range of approximately 55% to 56%. Adjusted EBITDA loss is expected to be in the range of approximately ($4) million to $0 for the quarter. Capital expenditures are expected to be in the range of approximately $18 million and $24 million for the quarter.

For the full fiscal year 2026, Planet expects revenue to be in the range of approximately $281 million to $289 million. Non-GAAP gross margin is expected to be in the range of approximately 55% to 57%. Adjusted EBITDA loss is expected to be in the range of approximately ($7) million and $0. Capital expenditures are expected to be in the range of approximately $65 million and $75 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the third quarter of fiscal year 2026 and full fiscal year 2026 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 8:30 a.m. ET / 5:30 a.m. PT today, September 8, 2025. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://events.q4inc.com/attendee/390486104. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter) or tune in to HBO’s ‘Wild Wild Space’.

Channels for Disclosure of Information

Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its blog could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures

This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog and free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, and restructuring costs. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and certain litigation expenses, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs,and certain litigation expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expense, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, and certain litigation expenses.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users, as well as the value of any satellite services contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

EoP Customer Count: The Company defines EoP customer count as the total count of all existing customers at the end of the period excluding customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users. For EoP customer count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP customer count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP customer count, the Company does not include users that only utilize the Company’s self-service Planet Insights Platform web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP customer count creates a more useful metric, as the Company views the Planet Insights Platform starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP customer count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended July 31, 2025, are not necessarily indicative of its operating results for any future periods.

PLANET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)	July 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$181,087	$118,048
Restricted cash and cash equivalents, current	6,316	6,598
Short-term investments	90,450	104,027
Accounts receivable, net	51,633	55,833
Prepaid expenses and other current assets	25,977	17,719
Total current assets	355,463	302,225
Property and equipment, net	131,288	121,749
Capitalized internal-use software, net	20,567	18,974
Goodwill	138,644	136,349
Intangible assets, net	26,624	27,452
Restricted cash and cash equivalents, non-current	5,527	5,348
Operating lease right-of-use assets	16,099	19,752
Other non-current assets	2,213	1,947
Total assets	$696,425	$633,796
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,053	$2,604
Accrued and other current liabilities	32,443	42,600
Deferred revenue	148,006	82,275
Liability from early exercise of stock options	3,586	5,378
Operating lease liabilities, current	8,403	9,221
Total current liabilities	203,491	142,078
Deferred revenue	25,013	11,182
Deferred hosting costs	6,512	5,368
Public and private placement warrant liabilities	13,369	18,077
Operating lease liabilities, non-current	9,139	12,392
Contingent consideration	2,774	2,883
Other non-current liabilities	438	530
Total liabilities	260,736	192,510
Stockholders’ equity
Common stock	28	28
Additional paid-in capital	1,670,030	1,645,356
Accumulated other comprehensive income (loss)	3,852	(1,097)
Accumulated deficit	(1,238,221)	(1,203,001)
Total stockholders’ equity	435,689	441,286
Total liabilities and stockholders’ equity	$696,425	$633,796

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
Revenue	$73,386	$61,092	$139,651	$121,532
Cost of revenue	31,118	28,782	60,780	57,539
Gross profit	42,268	32,310	78,871	63,993
Operating expenses
Research and development	24,155	27,250	47,229	52,839
Sales and marketing	17,574	23,733	33,888	45,218
General and administrative	18,499	20,904	38,485	40,084
Total operating expenses	60,228	71,887	119,602	138,141
Loss from operations	(17,960)	(39,577)	(40,731)	(74,148)
Interest income	2,172	2,771	4,056	5,878
Change in fair value of warrant liabilities	(5,679)	(602)	4,708	928
Other income (expense), net	(628)	(363)	(1,828)	720
Total other income (expense), net	(4,135)	1,806	6,936	7,526
Loss before provision for income taxes	(22,095)	(37,771)	(33,795)	(66,622)
Provision for income taxes	497	897	1,425	1,339
Net loss	$(22,592)	$(38,668)	$(35,220)	$(67,961)
Basic and diluted net loss per share attributable to common stockholders	$(0.07)	$(0.13)	$(0.12)	$(0.23)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	304,129,204	290,364,319	302,230,578	289,328,033

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands)	2025	2024	2025	2024
Net loss	$(22,592)	$(38,668)	$(35,220)	$(67,961)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	291	323	5,066	(211)
Change in fair value of available-for-sale securities	(133)	376	(117)	(136)
Other comprehensive income (loss), net of tax	158	699	4,949	(347)
Comprehensive loss	$(22,434)	$(37,969)	$(30,271)	$(68,308)

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended July 31,
(In thousands)	2025	2024
Operating activities
Net loss	$(35,220)	$(67,961)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	21,704	26,248
Stock-based compensation, net of capitalized cost	25,998	24,638
Change in fair value of warrant liabilities	(4,708)	(928)
Change in fair value of contingent consideration	676	1,924
Other	1,538	(1,275)
Changes in operating assets and liabilities
Accounts receivable	2,363	32
Prepaid expenses and other assets	272	1,278
Accounts payable, accrued and other liabilities	(4,342)	4,084
Deferred revenue	75,813	(1,149)
Deferred hosting costs	1,026	954
Net cash provided by (used in) operating activities	85,120	(12,155)
Investing activities
Purchases of property and equipment	(28,410)	(25,061)
Capitalized internal-use software	(2,420)	(2,916)
Maturities of available-for-sale securities	27,131	46,808
Sales of available-for-sale securities	9,254	150,211
Purchases of available-for-sale securities	(22,361)	(81,656)
Business acquisition, net of cash acquired	—	(1,068)
Purchases of licensed imagery intangible assets	(892)	(4,292)
Other	—	(300)
Net cash provided by (used in) investing activities	(17,698)	81,726
Financing activities
Proceeds from the exercise of common stock options	8,451	300
Payments for withholding taxes related to the net share settlement of equity awards	(12,436)	(4,485)
Proceeds from employee stock purchase program	1,163	702
Payments of contingent consideration for business acquisitions	(4,820)	(1,283)
Other	(2,521)	(340)
Net cash used in financing activities	(10,163)	(5,106)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	5,677	(34)
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	62,936	64,431
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	129,994	102,198
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$192,930	$166,629

PLANET
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Net loss	$(22,592)	$(38,668)	$(35,220)	$(67,961)
Interest income	(2,172)	(2,771)	(4,056)	(5,878)
Income tax provision	497	897	1,425	1,339
Depreciation and amortization	10,622	13,145	21,704	26,248
Change in fair value of warrant liabilities	5,679	602	(4,708)	(928)
Stock-based compensation	13,456	11,566	25,998	24,638
Restructuring costs	—	10,499	20	10,499
Certain litigation expenses (1)	288	—	615	—
Other (income) expense, net	628	363	1,828	(720)
Adjusted EBITDA	$6,406	$(4,367)	$7,606	$(12,763)
(1) Expenses relating to the Delaware class action legal proceeding.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands)	2025	2024	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$31,118	$28,782	$60,780	$57,539
Less: Stock-based compensation	1,872	942	3,413	1,818
Less: Amortization of acquired intangible assets	708	750	1,399	1,539
Less: Restructuring costs	—	1,184	15	1,184
Non-GAAP cost of revenue	$28,538	$25,906	$55,953	$52,998

Reconciliation of gross profit:
GAAP gross profit	$42,268	$32,310	$78,871	$63,993
Add: Stock-based compensation	1,872	942	3,413	1,818
Add: Amortization of acquired intangible assets	708	750	1,399	1,539
Add: Restructuring costs	—	1,184	15	1,184
Non-GAAP gross profit	$44,848	$35,186	$83,698	$68,534
GAAP gross margin	58%	53%	56%	53%
Non-GAAP gross margin	61%	58%	60%	56%

Reconciliation of operating expenses:
GAAP research and development	$24,155	$27,250	$47,229	$52,839
Less: Stock-based compensation	4,332	2,663	8,369	7,826
Less: Restructuring costs	—	3,540	—	3,540
Non-GAAP research and development	$19,823	$21,047	$38,860	$41,473
GAAP sales and marketing	$17,574	$23,733	$33,888	$45,218
Less: Stock-based compensation	2,010	2,805	3,939	5,208
Less: Amortization of acquired intangible assets	132	127	224	344
Less: Restructuring costs	—	4,433	6	4,433
Non-GAAP sales and marketing	$15,432	$16,368	$29,719	$35,233
GAAP general and administrative	$18,499	$20,904	$38,485	$40,084
Less: Stock-based compensation	5,242	5,156	10,277	9,786
Less: Amortization of acquired intangible assets	37	36	66	115
Less: Restructuring costs	—	1,342	(1)	1,342
Less: Certain litigation expenses	288	—	615	—
Non-GAAP general and administrative	$12,932	$14,370	$27,528	$28,841

Reconciliation of loss from operations
GAAP loss from operations	$(17,960)	$(39,577)	$(40,731)	$(74,148)
Add: Stock-based compensation	13,456	11,566	25,998	24,638
Add: Amortization of acquired intangible assets	877	913	1,689	1,998
Add: Restructuring costs	—	10,499	20	10,499
Add: Certain litigation expenses	288	—	615	—
Non-GAAP loss from operations	$(3,339)	$(16,599)	$(12,409)	$(37,013)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except share and per share amounts)	2025	2024	2025	2024
Reconciliation of net loss
GAAP net loss	$(22,592)	$(38,668)	$(35,220)	$(67,961)
Add: Stock-based compensation	13,456	11,566	25,998	24,638
Add: Amortization of acquired intangible assets	877	913	1,689	1,998
Add: Restructuring costs	—	10,499	20	10,499
Add: Certain litigation expenses	288	—	615	—
Income tax effect of non-GAAP adjustments	118	(421)	118	(421)
Non-GAAP net loss	$(7,853)	$(16,111)	$(6,780)	$(31,247)

Reconciliation of net loss per share, diluted
GAAP net loss	$(22,592)	$(38,668)	$(35,220)	$(67,961)
Non-GAAP net loss	$(7,853)	$(16,111)	$(6,780)	$(31,247)

GAAP net loss per share, basic and diluted (1)	$(0.07)	$(0.13)	$(0.12)	$(0.23)
Add: Stock-based compensation	0.04	0.04	0.09	0.09
Add: Amortization of acquired intangible assets	—	—	0.01	0.01
Add: Restructuring costs	—	0.04	—	0.04
Add: Certain litigation expenses	—	—	—	—
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss per share, diluted (2) (3)	$(0.03)	$(0.06)	$(0.02)	$(0.11)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	304,129,204	290,364,319	302,230,578	289,328,033
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (1)	304,129,204	290,364,319	302,230,578	289,328,033

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	July 31, 2025	July 31, 2024
Remaining performance obligations	$690,066	$112,093
Cancelable amount of contract value	46,011	101,407
Backlog	$736,077	$213,500
For remaining performance obligations as of July 31, 2025, the Company expects to recognize approximately 32% within the next 12 months, approximately 57% within the next 24 months, and the remainder thereafter. For Backlog as of July 31, 2025, the Company expects to recognize approximately 35% within the next 12 months, approximately 59% within the next 24 months, and the remainder thereafter.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles free cash flow to net cash provided by (used in) operating activities for the periods indicated:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$67,774	$(7,858)	$85,120	$(12,155)
Purchases of property and equipment	(20,291)	(15,123)	(28,410)	(25,061)
Capitalized internal-use software	(1,195)	(1,498)	(2,420)	(2,916)
Free cash flow	$46,288	$(24,479)	$54,290	$(40,132)

Investor Contact

Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

Press Contact

Claire Bentley Dale
Planet Labs PBC
comms@planet.com